UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 14, 2011

(Date of earliest event reported)

MOTRICITY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34781	20-1059798
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 108th Avenue Northeast, Suite 800

Bellevue, Washington 98004

(Address of principal executive offices and zip code)

(425) 957-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On April 14, 2011, Motricity, Inc. (“Motricity” or “we”) filed a Current Report on Form 8-K (the “Initial 8-K”) reporting the acquisition of substantially all of the assets of Adenyo Inc. (“Adenyo”) and its subsidiaries on April 14, 2011. This amendment to the Initial 8-K amends Item 9.01 of the Initial 8-K and provides the historical information required pursuant to Item 9.01(a) of Form 8-K and the pro forma financial information required pursuant to Item 9.01(b) of Form 8-K.

Silverback Media Plc was a holding company incorporated and domiciled in the United Kingdom. In 2010, its shareholders approved a plan to reorganize its capital structure and shareholdings. Under this plan, Adenyo was incorporated in Canada and the shareholders agreed to exchange each ordinary share, warrant and option of Silverback Media Plc for a common share, warrant and option of Adenyo Inc. These exchanges were completed in 2010.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The audited consolidated financial statements of Adenyo Inc. as of December 31, 2009 and 2010 and for the years ended December 31, 2009 and 2010 and accompanying notes are included as Exhibit 99.1 hereto and are incorporated herein by reference.

(b)	Pro Forma Financial Information.

The following Unaudited Pro Forma Condensed Combined Financial Statements required pursuant to Item 9.01(b) of Form 8-K are included as Exhibit 99.2 hereto and are incorporated herein by reference:

(i)	Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2010

(ii)	Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2010

(iii)	Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

(d)	Exhibits

Exhibit No.	Description

2.1	Arrangement Agreement. (1)

23.1	Consent of Independent Auditors. (2)

23.2	Consent of Independent Auditors. (2)

99.1	Audited Consolidated Financial Statements of Adenyo Inc. as of December 31, 2009 and 2010 and for the years ended December 31, 2009 and 2010 and accompanying notes thereto. (2)

99.2	Unaudited Pro Forma Condensed Combined Financial Statements as of and for the year ended December 31, 2010 and accompanying notes thereto. (2)

(1)	Previously filed as Exhibit 2.1 of the Company’s Current Report on Form 8-K, filed on March 18, 2011, and incorporated herein by reference.
(2)	Filed herewith.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTRICITY, INC. (Registrant)

June 23, 2011	By:	/s/ Allyn P. Hebner
(Date)		Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)